UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2012 (November 1, 2011)

TEAM HEALTH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34583	36-4276525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (865) 693-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 1, 2012, Team Health Holdings, Inc. (the “Company”) and Team Health, Inc. (the “Borrower”), an indirect wholly-owned subsidiary of the Company, entered into the First Amendment (the “Amendment”) to the Credit Agreement, dated June 29, 2011, among the Company, the Borrower, JPMorgan Chase Bank, N.A., the other lenders from time to time party thereto and the other agents party thereto.
The Amendment, among other things, (1) increased the Borrower's existing Term Loan A Facility from the current outstanding amount of $140.6 million to $275 million, (2) increased the Borrower's existing Revolving Credit Facility from $225 million to $250 million, (3) increased the Borrower's option to exercise its Incremental Facility for an amount up to the greater of (x) $250 million (increased from $150 million) and (y) an amount such that, after giving pro forma effect to the increase, the first lien leverage ratio does not exceed 3.75:1.00, subject to the consent of lenders and the satisfaction of certain conditions, and (4) extended the maturities of the Term Loan A Facility and the Revolving Credit Facility from June 29, 2016 to November 1, 2017. $85.0 million of the net cash proceeds of the increased Term Loan A Facility was used to repay outstanding borrowings under the Revolving Credit Facility with remaining proceeds retained for other future general corporate purposes. The existing $250 million Term Loan B Facility was not subject to the Amendment and remains in place with current terms and conditions.
The Amendment also reduced the interest rates applicable to outstanding tranche A term loans and revolving credit borrowings and the commitment fee applicable to undrawn revolving credit commitments, which are based on a pricing grid tied to the Borrower's first lien net leverage ratio. Pursuant to the Amendment, initially the interest rate for any outstanding tranche A term loans and revolving credit borrowings will be LIBOR + 1.75%, and the interest rate for unused revolving credit commitments will be 0.35%.
Except as modified by the Amendment as described above, the terms of the Credit Agreement remain the same.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

10.1
First Amendment, dated as of November 1, 2012, to the Credit Agreement, dated June 29, 2011, among Team Health Holdings, Inc., Team Health, Inc., JPMorgan Chase Bank, N.A., the lenders from time to time party thereto and the other agents party thereto

99.1	Press Release, dated November 5, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

Date: November 5, 2012	By:	/s/ David P. Jones
	Name:	David P. Jones
	Title:	Executive Vice President and Chief Financial Officer